Exhibit  2.1

                         LLC INTEREST PURCHASE AGREEMENT

     This LLC Interest Purchase Agreement (this "Agreement") is made and entered Into as of this 7th day of June, 2005 by the Sun Network Group, Inc., a Florida corporation having its principal place of business at 1440 Coral Ridge Drive, Suite 140, Coral Springs, FL 33180 ("Sun Network") and the members listed on
Schedule I hereto representing and owning 97.7778% (the "Members") of Aventura Networks, LLC, a Florida limited liability company with its principal address at 20533 Biscayne Boulevard, Suite 1122, Miami, FL 33180 ("Aventura").

                                   WITNESSETH:


     WHEREAS, the Members are the owners of 97.7778% of all the issued and outstanding Membership Interests (as hereinafter defined) of Aventura; WHEREAS, the Members desire to sell, assign and convey to Sun Network their respective Membership Interests, and those representing the minority membership, on and subject to the terms and conditions of this Agreement; and WHEREAS, Sun Network desires to purchase and acquire the Membership Interests from the Members on and subject to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE  I
                                   DEFINITIONS

     As  used  herein,  the  following  terms shall have the following meanings:
     "Assets"  shall  mean:
     all cash of Aventura on hand, in any bank, money market account, mutual fund, and all certificates of deposit, letters of credit in favor of Aventura and all other readily marketable securities or other cash equivalents of Aventura;
     all accounts receivable, notes receivable and other rights of Aventura to receive payments, all as described in Schedule 1.1(b) hereto (the "Receivables");
     all equipment, vehicles, furniture and fixtures, and all other fixed assets owned or leased by Aventura, constituting all such items necessary for the continued operation of Aventura's business, as described on Schedule 1.1(c) hereto (the "Fixed Assets");
     all rights and benefits under all contracts, agreements, leases, licenses, purchase commitments and sales orders to which Aventura is a party (collectively, the "Contracts"), constituting all such Contracts which are necessary or beneficial to the operation of Aventura's business, all set forth on Schedule 1.1(d) annexed hereto;
     all patents, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights and patent, copyright or trademark applications, which Aventura owns, all set forth on Schedule 1.1(e) annexed hereto, and all ideas, know-how, trade secrets, inventions, technology, designs and any other proprietary rights which Aventura owns;
     any and all other assets of Aventura not described above, including all of Aventura's interest in "VoIP Blue.com Inc" and Aventura Holdings, Inc, and any and all assets included on the Balance Sheet (as hereinafter defined).
     "Closing Date" shall mean June 7, 2005, or such other date as the parties may mutually agree.
     "Escrow Agent" shall mean Sun Network Group, Inc, or such other party as is mutually agreed to by the parties hereto.
     "Financial Statements" shall mean the unaudited balance sheet and P&L of Aventura for its fiscal year ended March 31, 2005, and the unaudited monthly operating reports of Aventura for the 12 months in the year ending on March 31, 2005, attached to this Agreement as Schedule II.
     "Membership Interests" shall mean Aventura's Limited Liability Company Interests, as defined in the Florida Limited Liability Company Act.
     "Newco" shall mean the successor in interest to Sun Network Group, Inc. and Aventura Networks, LLC.
     "Shareholder Loan" shall mean the aggregate of all loans made to Sun Network by shareholders that remain on the Company's books as of the Closing Date.
     "Sun Network Assets" shall mean all of the non-telecom and pre-existing assets of Sun Network prior to the Closing Date, as described in Schedule 5.0.
     "Sun Network Representative" shall mean the duly authorized representative of Sun Network after the Closing Date, T. Joseph Coleman.
     "Financing Agreement" shall mean the Stock Purchase Agreement by and between Sun Network Group, Inc and Dutchess Private Equities Fund II, L.P., attached as Schedule 6.0.


ARTICLE  II
            PURCHASE AND SALE OF MEMBERSHIP INTERESTS; PURCHASE PRICE

     Purchase and Sale of the Membership Interests. In reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof, and on the Closing Date, the Members hereby agree to sell, transfer, assign, convey and deliver to Sun Network at the Closing, as hereinafter defined, and Sun Network hereby agrees to purchase and accept from the Members, on the terms and conditions set forth in this Agreement, all of their respective right, title and interest in and to the Membership Interests, free and clear of any liens, pledges, security interests, claims or encumbrances of  any  kind.
     Purchase Price. The purchase price (the "Purchase Price") for the Membership Interests shall consist of Nine Hundred Million (900,000,000) shares of Sun Network's common stock, par value $.001 (the "Sun Network Shares"), to be issued to the Members allocated pro-rata in accordance with each Member's respective Membership Interest as set forth on Schedule I hereto.

ARTICLE  III
                   CLOSING; CONDITIONS TO CLOSING; DELIVERIES

     Closing. The closing of this transaction (the "Closing") shall be held on the Closing Date at or about 10:00 a.m. Eastern Standard Time, at the offices of
     Sun Network, or at such other time and place upon which the parties shall agree.
3.1 Conditions to Sun Network's Obligation. Sun Network's obligation hereunder to purchase and pay for the Membership Interests is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by Sun Network in its sole discretion, and the Members shall use their respective best efforts to cause such conditions to be fulfilled:
(a) Representations and Warranties Correct; Performance of Covenants; Satisfaction of Conditions. The representations and warranties of the Members contained in this Agreement (including the Exhibits and Schedules hereto) and those otherwise made in writing by or on behalf of the Members in connection with the transactions contemplated by this Agreement shall be true, complete and accurate in all material respects both when made and on and as of the Closing Date as though such representations and warranties were made at and as of such date, and the Members shall have delivered to Sun Network a certificate signed by them, dated the Closing Date, to such effect. The Members shall have duly and properly performed, complied with, satisfied and observed each of their respective covenants, agreements, conditions to closing and obligations contained in this Agreement to be performed, complied with, satisfied and observed on or before the Closing Date, and the Members shall have delivered to Sun Network a certificate signed by them, dated the Closing Date, to such effect.
(b) Purchase Permitted by Applicable Laws. The purchase of and payment for the Membership Interests to be purchased by Sun Network hereunder shall not be prohibited by any applicable law or governmental regulation (all required approvals having been received) and shall not subject Sun Network to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.
(c) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.
(d) Approvals and Consents. The Members shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over the parties hereto, their respective assets, this Agreement, the Membership Interests or the transactions contemplated hereby, including, without limitation, the consents of all third parties pursuant to existing agreements or instruments by which Aventura or any of the Members may be bound, which are required for the execution, delivery and performance by the Members of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to Sun Network, and all thereof shall be in full force and effect at the time of Closing, and the Members shall have each delivered to Sun Network a certificate signed by them and dated the Closing Date, to such effect.

(e) Securities Law Compliance. All actions and steps necessary to assure compliance with applicable Federal and state securities laws in connection with the lawful sale of the Membership Interests pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.
(f) Proceedings: Receipt of Documents, Financial Statements. All corporate and other proceedings taken or required to be taken by the Members in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be satisfactory in form and substance to Sun Network and its counsel, and Sun Network shall have received all such information and such counterpart originals or certified or other copies of such documents as Sun Network may reasonably request. Aventura Financial Statements shall have been delivered and reviewed by Sun Network counsel and auditors and have been deemed acceptable and approved.
(g) Delivery of Documents. The Members shall have delivered, or caused to be delivered, to Sun Network the following:
(i) Limited liability company and tax good standing certificates of Aventura from the State of Florida;
(ii) certified copies of the Certificate of Formation and Operating Agreement of Aventura; and
(iii) all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered, or reasonably requested by Sun
Network,  at  or  before  the  Closing.
(h) Adverse Change. Since [the date of the Balance sheet] up to the Closing Date, Aventura shall not have suffered any adverse changes (other than changes described in the Exhibits or Schedules hereto or any supplement to the Exhibits or Schedules) and the Members shall have delivered to Sun Network a certificate signed by them and dated the Closing Date, to such effect.
3.2 Conditions to the Obligation of the Members. The obligation of the Members to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions on or prior to the Closing Date, any of which may be waived, in whole or in part, by the Members in their sole discretion, and Sun Network shall use its best efforts to cause such conditions to be fulfilled.
(a) Representations and Warranties Correct; Performance. The representations and warranties of Sun Network in this Agreement and those otherwise made in writing by or on behalf of Sun Network shall be true, complete and accurate when made in all material respects on and as of the Closing Date, as though such representations and warranties were made at and as of such date, and Sun Network shall have delivered to the Members a certificate signed by its President and dated the Closing Date, to such effect. Sun Network shall have duly and properly performed, complied with, satisfied and observed each of its covenants, agreements, conditions to closing and obligations contained in this Agreement to be performed, complied with, satisfied and observed on or before the Closing Date, and Sun Network shall have delivered to the Members a certificate signed by its President and dated the Closing Date, to such effect.
(b) Purchase Permitted by Applicable Laws. The purchase of and payment for the Membership Interests shall not be prohibited by any applicable law or governmental regulation (all required approvals having been obtained).
(c) Delivery of Purchase Price. Sun Network shall have delivered the Purchase Price due for the Membership Interests as hereinabove contemplated.
(d) Delivery of Documents. Sun Network shall have delivered, or caused to be delivered, the following:
(i)     Online  access  to  all  corporate  and  other filings of Sun Network;
(ii) certified copies of the Certificate of Incorporation and By-Laws of Sun Network; and
(iii) all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered, or reasonably requested by the Members, at or before the Closing including the Corporate Resolution authorizing the Purchase.
(e) Shares Outstanding at Closing. At the time of closing, Sun Network shall have, approximately, a total of 720,000,000 common shares outstanding, and no stock options or Preferred shares, out of a total of 5,000,000,000 shares authorized. Shares outstanding shall include any and all shares to be issued to outgoing Sun Network Directors and officers, or their designees and the shares to be issued under Rule 602 of Regulation E of the General Rules and Regulations promised under the Securities Act of 1933, as amended for the initial shares issued under the Financing Agreement.
(f) Capital and Debt at Closing. At the time of Closing, Sun Network shall have no material debt of any kind, except for some accounting payables of approximately $15,000 to accountants and auditors, the Shareholder Loan of approximately $117,500, which is to be fully forgiven upon the transfer of the Sun Network Assets, and shall have an approximate positive cash balance of $300,000, upon Closing and full assumption by Newco of the Financing Agreement.
(g) BDC Election. Sun Network shall have elected to be regulated as a business development company under the Investment Company Act of 1940 in accordance with Regulation E of the General Rules and Regulations under the Securities Act of 1933, as amended, which the Members and Sun Network hereby acknowledge to have occurred on May 6, 2005
(h) Resignation of Sun Network Officers and Directors. The written resignations of all directors and officers of Sun Network shall have been submitted effective as of the Closing Date, attached as Schedule 7.0.
(i) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.
(j) Approvals and Consents. Sun Network shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions there from, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over the parties hereto, their respective assets, this Agreement, the Sun Network Shares or the transactions contemplated hereby, including, without limitation, the consents of all third parties pursuant to existing agreements or instruments by which Sun Network may be bound, which are required for Sun Network's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and all thereof shall be in full force and effect at the time of Closing, and Sun Network shall have delivered to the Members a certificate signed by its President and dated the Closing Date, to such effect.
(k) Proceedings: Receipt of Documents. All corporate and other proceedings taken or required to be taken by Sun Network in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be satisfactory in form and substance to the Members and their counsel, and the Members shall have received all such information and such counterpart originals or certified or other copies of such documents as they may reasonably request.



ARTICLE  IV
                  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

     The Member(s) owning 97.7778% of all the membership units hereby represents and warrants to Sun Network as follows:
     Organization and Good Standing. Aventura is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Florida and is in good standing as a foreign limited liability company in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification.
     No Breach as to Aventura. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not, and will not, result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of Aventura's Certificate of Formation, Operating Agreement or other limited liability company agreement, or of any statute, indenture, mortgage, loan agreement or other agreement, instrument or restriction to which Aventura is a party or by which Aventura, or any of Aventura's assets, may be bound or affected, or any rule or regulation of any court or governmental agency or body having jurisdiction over Aventura; the execution and delivery of this Agreement by the Members have been and, as of the Closing Date, the consummation of the transactions contemplated hereby will have been duly authorized, and no further consent, authorization or approval is necessary to enable Aventura to enter into and perform same.
     Membership Interests. Schedule 4.3 attached hereto sets forth a true and complete list of Aventura's Members of record and the Membership Interests owned of record by each of them. Except as set forth on Schedule 4.3, there are no outstanding preemptive, conversion, or other rights, options, warrants or agreements granted or issued for the purchase or acquisition of a Membership Interest. The limited liability company interests owned by the Members in the aggregate constitutes 100% of Aventura's limited liability company interests.
     Patents, Trademarks, Etc. Except as described on Schedule 4.4 annexed hereto, there are no inventions, licenses, patents, patent applications, trademarks, copyrights or similar intellectual property; listed in Schedule 4.4 hereto are all such items necessary for the present conduct of Aventura's business; and except as specifically described on Schedule 4.4, none of which is being contested or infringed upon; and the present conduct of Aventura's business does not infringe upon or violate the rights of anyone else, nor has Aventura or the Members received any notice of any infringement thereof.
     Title  to  Assets.
     Aventura has good and marketable title to all of its Assets; and Except as described in Schedule 4.5(b) annexed hereto, but subject to minor imperfections of title that do not affect, in any material respect, the use or the value of such property and such assets taken as a whole, none of such Assets or the use thereof: (i) is subject to any easements or restrictions or to any mortgages, liens, pledges, charges, security interests, encumbrances or encroachments, or to any rights of others of any kind of nature whatsoever, (ii) encroaches or infringes on the property or rights of another or (iii) contravenes in any material respect any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law. There are no agreements or arrangements between Aventura and any third person which have any material effect upon Aventura's title to or other rights respecting the Assets except as set forth on Schedule 4.5(b).
     Compliance with Law. Aventura is not in violation in any material respect of any laws, governmental orders, rules or regulations to which Aventura or any of its properties or businesses is subject.
     Agreements. Annexed hereto on Schedule 4.7 is a true and complete list of all material contracts, instruments, commitments, and agreements, whether oral or written, presently in effect to which Aventura is a party or to which Aventura or the Assets is subject including, without limitation, the following:
     any plan or contract or arrangement, oral or written, providing for employment or consulting services, bonuses, commissions, pensions, stock purchase or stock option or other stock rights, deferred compensation, retirement or severance payments, profit sharing, or the like;
     any instrument or arrangement evidencing or relating in any way to (i) indebtedness for borrowed money by way of direct loan, purchase money obligation, conditional sale, lease purchase arrangement, guarantee or otherwise, (ii) confession of judgment or agreed judgment, (iii) liens, encumbrances or security interests, (iv) guaranties or indemnification or (v) investments in any person;
     any contract containing provisions limiting the freedom of Aventura to engage in any business, compete in any line of business or market any particular type of product, in any geographic area or with or to any person;
     any license, sublicense, lease or sublease agreement, whether as licensor, sublicensor, licensee, sublicensee, lessor, sublessor, lessee, sublessee or otherwise, or any agreements with dealers, vendors, customers, suppliers, sales representatives, any governmental entity, fund or university, or any agents, marketing representatives, brokers or distributors;
     any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses, or any joint or other technology development, cooperation or exchange contract or arrangement;
     agreements providing for disposition of the business or any assets or shares of the capital stock of Aventura; agreements of merger or consolidation to which Aventura are a party; or any letters of intent with respect to the foregoing;
     contracts requiring the performance of consulting services, software development or modification or other services.
     Except as described on Schedule 4.7, each such agreement is a valid and subsisting agreement and is in full force and effect, all payments due to or from Aventura thereunder have been made, there are no disputes or suits or actions at law or otherwise pending or threatened thereunder, and such agreements are the only agreements or arrangements of this nature. True, complete, and correct copies of each such agreement have been supplied to Sun
Network  prior  to  the  date  hereof.
     Financial Statements. Attached hereto as Schedule II is a true and correct copy of the Financial Statements. The Financial Statements have been prepared on a consistent basis and fairly present the consolidated financial position and results of operations of Aventura for the periods covered thereby. The books and records respectively maintained by Aventura upon which the Financial Statements are based are true and correct in all respects and accurately reflect the business of Aventura. Except to the extent reflected or reserved against in the Balance Sheet or as otherwise by Schedule II, Aventura has no liability of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes for any period prior to such date.
     Absence of Changes. Except as set forth on Schedule 4.9 attached hereto, since May 31, 2005, Aventura has been operated in the ordinary course and there has not been:
     any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of Aventura or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of Aventura or any issuance of securities or any rights whatsoever to acquire securities;
     any difficulty with its labor relations adversely affecting the business of Aventura;
     any license, sale, transfer, pledge, lien, security interest, mortgage or other disposition of any tangible or intangible assets;
     any write-down or write-up of the value of any asset of Aventura or any portion thereof;
     any change in the accounting methods or practices followed by Aventura, in depreciation or amortization policies or rates theretofore adopted by Aventura, any single capital expenditure or commitment therefor by Aventura in excess of $10,000, or such capital expenditures in the aggregate in excess of $25,000, for additions to property, plant or equipment of Aventura;
     any changes in the manner in which Aventura extends discounts or credit or otherwise deals with customers, vendors, suppliers, distributors or sales representatives;
     any agreement or commitment relating to the sale by Aventura of any fixed assets;
     any outstanding contract or commitment which will result in any loss to Aventura upon completion of performance thereof, or any outstanding contract, bid or sale or service proposal quoting prices which will not result in a normal profit in the ordinary course of business;
     any grant by Aventura of any power of attorney (whether revocable or irrevocable) to any person that is or may hereafter be in force for any purpose whatsoever;
     the creation of any lien of record or guarantee, or any investment in any person; or
     any commitment to do any of the acts it things specified in items (a) though (k) of this Section 4.9.

     Litigation. Except as described in Schedule 4.10, there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Aventura) pending or threatened against or affecting the business or properties of Aventura whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign; nor is Aventura operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign.
     Taxes. Except as described in Schedule 4.11, Aventura has filed, or caused to be filed, with all appropriate governmental agencies all required tax and information returns and have paid, caused to be paid or accrued all taxes
(including, without limitation, all income, franchise, sales, excise and use taxes), assessments, charges, penalties and interest shown to be due and payable. Except as described on Schedule 4.11, Aventura has no liability, contingent or otherwise, for any taxes, assessments, charges, penalties or interest, other than amounts adequately reserved for. Aventura has not received directly or indirectly notice of, nor is it otherwise aware of an audit or examination; Aventura is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, charges, penalties or interest; nor has any claim for assessment and collection been asserted against Aventura directly or indirectly; nor has Aventura executed a waiver of any statute of limitations with respect thereto. Aventura has paid, or caused to be paid, or adequately reserved for, all applicable corporate franchise taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, except as described on Schedule 4.11, and all other taxes of every kind, character or description required to be paid to the date hereof, and have received no notices and is not otherwise aware, of any deficiencies, adjustments or changes in assessments with respect to any such taxes. Aventura has duly filed, or caused to be filed, all reports or returns relating to or covering any such taxes or other charges which are due or required to be filed at the date hereof and no extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any fiscal period.
     Salaries. Schedule 4.12 annexed hereto sets forth a true and complete list, as of the date of this Agreement, of all of the persons who are employed by Aventura, together with their current compensation, fringe benefits and bonuses paid or to be paid or the methods of computing such compensation and bonuses, for the current fiscal year. Except as set forth on Schedule 4.12 annexed hereto, no such employee is employed by Aventura under a written contract of employment, nor since [the date of the balance sheet] has Aventura incurred any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of Aventura.
     Non-Compete and Confidentiality Agreements. Annexed hereto on Schedule 4.13 is a true and complete list of any and all non-competition or confidentiality agreements presently in effect between Aventura and any third parties.
     FCC Registration. Aventura is properly registered with the Federal Communications Commission.
     No Untrue Representation or Warranty. No representation or warranty made by the Members contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Sun Network by the Members pursuant hereto, or otherwise furnished in writing by the Members in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.
     No Conflict. The performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Aventura is a party or by which Aventura is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Aventura or the property of Aventura.
     Consents and Approval. All consents, approvals, authorizations and orders necessary for the execution and delivery of this Agreement by the Members have been obtained, and the Members have the full right, power and authority to enter into this Agreement.
     Authority. Such Member has full right, power and authority to enter into this Agreement and any other documents executed and delivered by such Member in connection with the transactions contemplated hereby (the "Ancillary Documents"), and to convey to Sun Network such Member's Membership Interest. The execution and delivery of this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or other action on the part of such Member.
     No Breach as to Each Member. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not, and will not, result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any agreement or instrument to which such Member is a party.
     Title to Membership Interests. Such Member has good and valid title to his, her or its Membership Interest to be sold hereunder, free and clear of all liens, encumbrances or claims except as described on Schedule 4.3, and upon payment therefore pursuant hereto, good and valid title to such Membership Interest, free and clear of all liens, encumbrances or claims (other than those created by Sun Network) will pass to Sun Network.
     Brokers. There has been no broker or finder involved in any manner in the negotiation leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and such Member agrees to indemnify Sun Network against, and hold Sun Network harmless from, any claim made by any party for a broker's or finder's fee or other similar payment based upon any agreements, arrangements or understanding directly made by such Member with such party.
     Qualified  Investors.
     Such Member is acquiring the Sun Network Shares comprising the consideration for their own account for investment only and not with a view toward the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.
     Such Member is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), and such Member is (i) experienced in making investments of the kind described in this Agreement and the related documents,
(ii) able, by reason of his, her or its business and financial experience of and the business and financial experience of his, her or its professional advisors
(if any) to protect his, her or its own interests in connection with the transactions described in this Agreement, and the related documents, and (iii) able to afford the entire loss of his, her or its investment in the Sun Network Shares.
     All subsequent offers and sales of the Sun Network Shares by such Member shall be made pursuant to registration of the Sun Network Shares under the Securities Act or pursuant to an exemption from registration.
     Such Member acknowledges that the Sun Network Shares are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Sun Network is relying upon the truth and accuracy of, and such Member's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Member set forth herein in order to determine the availability of such exemptions and the eligibility of the Members to acquire the Sun Network Shares.
     Such Member and his, her or its advisor, if any, has been furnished with materials relating to the business, finances and operations of Sun Network and materials relating to the offer and sale of the Sun Network Shares which have been requested by such Member. Such Member and his, her or its advisor, if any, has been afforded the opportunity to ask questions of Sun Network and has received complete and satisfactory answers to any such inquiries.
     Such Member understands that his, her or its investment in the Sun Network Shares involves a high degree of risk.
     The Members understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Sun Network Shares.
     Such Member acknowledges that: (i) the Sun Network Shares have not been and are not being registered under the provisions of the Securities Act and may not be transferred unless (A) subsequently registered thereunder or (B) such Member has delivered to Sun Network an opinion of counsel, reasonably satisfactory in form, scope and substance to Sun Network, to the effect that the Sun Network Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (ii) any sale of the Sun Network Shares made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Sun Network Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder.
     Such Member acknowledges and agrees that until such time as the Sun Network Shares have been registered under the Securities Act, the Sun Network Shares shall bear a restrictive legend in substantially the following form:
THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE
ACCEPTABLE  TO  THE  CORPORATION  THAT  SUCH  REGISTRATION  IS  NOT  REQUIRED.


ARTICLE  V
                  REPRESENTATIONS AND WARRANTIES OF SUN NETWORK

     Sun  Network  represents  and  warrants  to  the  Members  as  follows:
     Organization and Good Standing. Sun Network is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification.
     Registered Securities. Sun Network's common stock is registered with the United States Securities and Exchange Commission pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended. Sun Network has 5 million authorized shares of its common stock.
     Listed Securities. Sun Network's common stock is listed on the OTC-BB, the Berlin Stock Exchange, and the Frankfort Stock Exchange.
     Corporate Authority. Sun Network has full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions of Sun Network's Certificate of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which Sun Network is a party or by which Sun Network, Sun Network Shares or any of its assets may be bound or affected; the execution and delivery of this Agreement have been and, as of the Closing Date, the consummation of the transactions contemplated hereby will have been, duly authorized, and no authorization or approval, whether of the Members or directors of Sun Network or of governmental bodies or otherwise, will be necessary in order to enable Sun Network to enter into and perform same; and this Agreement constitutes a valid and binding obligation enforceable against Sun Network in accordance with its terms.
     Brokers. There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby.
     No Untrue Representation or Warranty. No representation or warranty made by Sun Network contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to the Members by Sun Network pursuant hereto, or otherwise furnished in writing by Sun Network in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.



ARTICLE  VI
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     Termination at Closing. The representations and the warranties of Sun Network shall expire, merge and terminate at Closing. The representations and warranties of the Members shall survive for a period of one year following the Closing Date.
     Indemnity  by  the  Members  Against  Claims.
     The Member owning 97.7778% of the membership units hereby agrees to indemnify and hold Sun Network harmless from and against the follow-ing:
     Any and all liabilities, losses, damag-es, claims, costs, taxes and expenses of Aventura of any nature, whether abso-lute, contingent or otherwise, which are not specifically disclosed to Sun Network in this Agreement or the Schedules thereto;
     Any and all liabilities, losses, damag-es, claims, costs and reasonable expenses suffered by Sun Network- (whet-her awarded against Sun Network or paid by Sun Network- in settlement of a claim or other-wise suffered), result-ing from any misrepre-senta-tion, breach of any warran-ty, or non-fulfillment of any covenant or agreement on the part of the Members con-tained in this Agree-ment or in any written state-ment, at-tach-ment, sched-ule, exhibit or certificate furnished or to be furnished by Aventura or the Members to Sun Network pursu-ant hereto or in connec-tion with the trans-actions contem-plat-ed hereby; and
     Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (includ-ing reasonable attorneys' fees) inci-dent to any of the foregoing.

     Notice of Claim, Assumption of Defense and Settlement of Claims. Any person entitled to indemnification under this Agreement (the
"Indemnitee") shall promptly give notice (an "Indemnification Notice") in accordance with Section 11.1 hereof to the parties required to provide indemnification (collectively the "Indemnifying Party") after the Indemnitee shall have knowledge of any demands, claims, actions or causes of action (singly, a "Claim" and hereinafter referred to collectively, as "Claims") which might give rise to a Claim by the Indemnitee against the Indemnifying Party stating the nature and basis of said Claim and amount thereof, to the extent known. A failure to give notice hereunder shall not relieve the Indemnifying Party from any obligation hereunder unless (x) such failure to give notice shall materially and adversely affect the Indemnifying Party's ability to defend the Claim; or (y) notice is received after the expiration of the applicable survival period specified in this Agreement. Each such Indemnification Notice shall specify in reasonable detail the nature and amount of the Claim and shall, to the extent available to the Indemnitee, include such supporting documentation as shall reasonably be necessary to apprise the Indemnifying Party of the facts giving rise to the Claim. After the delivery of an Indemnification Notice certifying that the Indemnitee has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Article VII (the "Damages"), the Indemnitee shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include the Indemnitee's reasonably estimated cost of the defense thereof, hereinafter the "Estimated Defense Costs") and the Indemnifying Party shall promptly reimburse the Indemnitee for the Damages for which the Indemnitee has incurred and not been indemnified. In the event the Indemnifying Party shall dispute the nature or amount of the Damages asserted, any such dispute shall be resolved in accordance with the dispute resolution provisions contained in
Section  6.4  herein.
     With respect to any third party Claims made subsequent to the Closing Date, and prior to the expiration of the applicable survival period, the following procedures shall be observed:
     Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnifying Party may elect, by written notice to the Indemnitee, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnitee and at the sole cost and expense of the Indemnifying Party. In the event the Indemnifying Party elects to assume the defense of any such Claim, it shall not, except as provided in Section 7.4(b)(ii) be liable to the Indemnitee for any legal fees, costs and expenses incurred by the Indemnitee after the date thereof, in connection with such defense. The Indemnitee shall have the right to participate in, but not control the conduct of, any such action through counsel of its own choosing, at its own expense.
     Unless and until the Indemnifying Party assumes the defense of the third party Claim as provided in Section 7.4(b) (i), or in the event the Indemnifying Party ceases to diligently conduct such defense, the Indemnified Party may defend against the third party Claim in any manner it reasonably may deem appropriate, at the expense of the Indemnifying Party.
     Failure by the Indemnifying Party to notify the Indemnitee of its election to defend any such action within 45 days after notice thereof shall have been given shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding the Indemnitee harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Claim.
     The Indemnifying Party shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), except that no consent of the Indemnitee shall be required if the judgment or proposed settlement (x) involves only the payment of money damages to be paid by the Indemnifying Party and does not impose any injunction or other equitable relief upon the Indemnitee, (y) includes as an unconditional term thereof a full dismissal of the litigation or proceeding with prejudice and the delivery by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim or litigation, and (z) does not by its terms attribute liability to the Indemnitee.
     In no event will the Indemnitee consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
     The Indemnitee will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder. Such cooperation shall include (a) providing the Indemnifying Party and its counsel access to all books and records of the Indemnitee to the extent reasonably related to such proceeding, (b) furnishing information about the Indemnitee to the Indemnifying Party and their counsel, (c) making employees available to counsel to the Indemnifying Party, and (d) preserving the existence of and maintaining all books and records of the Indemnitee that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.
     Dispute Resolution. In the event a dispute arises under this Agreement, such disputes shall be resolved in the manner set forth in this Section 6.4.
     If a dispute arises under this Agreement, Sun Network and the Members may invoke the dispute resolution procedure set forth in this Section 6.4 by giving written notice to the other party. The parties shall enter into discussions concerning this dispute. If the dispute is not resolved as a result of such discussion in 10 days, an attempt will be made to resolve the matter by a formal nonbinding mediation with an independent neutral mediator agreed to by the parties. If the parties cannot agree on a mediator within a period of 10 days after expiration of the 10 day period for resolution by discussion, then either party may apply to any court of competent jurisdiction for appointment of a mediator, which appointment shall be binding and nonappealable. Upon commencement of the mediation process, the parties shall promptly communicate with respect to a procedure and schedule for the conduct of the proceeding and for the exchange of documents and other information related to the dispute. The mediation process shall be deemed ended if the dispute has not been resolved within 30 days after appointment of the mediator.
     All claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement which are not resolved by mediation in accordance with Section 6.4(a) within 30 days after appointment of the mediator shall be submitted for, subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect as of the date of this Agreement ("AAA Rules"), except to the extent those rules are inconsistent with this
Section 6.4. Any arbitration must be held in Los Angeles County, California by a single arbitrator mutually selected by the parties hereto or, if the parties hereto cannot agree on the appointment of such arbitrator within 10 days following the date notice of the dispute is given by a party to the adverse party, an arbitrator selected according to the AAA Rules. The arbitrator's award shall be final, conclusive and binding upon all parties to this Agreement, and judgment may be entered upon it in accordance with the Federal Arbitration Act in any court of general jurisdiction or any United States District Court in the state in which the arbitration is held. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such proceedings. Sun Network and the Members specifically desire this Arbitration clause to be governed by the United States Federal Arbitration Act, and not by the arbitration laws of any state.
     In the event of arbitration filed or instituted between the parties pursuant to this Section 6.4, the prevailing party will be entitled to receive from the adverse party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or proceeding, whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who is determined by the arbitrator to have prevailed on the major disputed issues.
     Limitations  on  Liability.
     The obligations of the Indemnifying Party with respect to any indemnifiable Claim are subject to the limitation that an Indemnitee may not make or bring any claim against an Indemnifying Party in respect of any such indemnifiable Claim unless the aggregate amount of all indemnifiable damages from time to time incurred by all Indemnitees collectively exceeds Twenty Five Thousand Dollars ($25,000) (the "Basket Amount"). Once the aggregate amount exceeds the Basket Amount, then the aggregate amount of Damages shall be indemnifiable.
     The parties to this Agreement agree that indemnifiable Claims arising under this Agreement shall be limited to Five Hundred Thousand Dollars ($500,000)
     Right to Set Off. Notwithstanding anything to the contrary set forth in this Agreement or any Schedule hereto, in the event that Sun Network shall have a Claim against the Members for which Sun Network has not been fully and completely indemnified as contemplated above, Sun Network shall have the right to set off the amount of such Claim against the Members, against any amounts due to  the  Members  hereunder  or  other-wise.
     Remedies Cumulative. The remedies provided to an Indemnified Party herein shall be cumulative and shall not preclude an Indemnified Party from asserting any other rights or seeking any other remedies against an Indemnitor or his or its respective heirs, successors or assigns. The asser-tion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

ARTICLE  VII
                                    COVENANTS
       Due Diligence Investigation by Sun Network. During the period from the date of this Agreement to and including the Closing Date, the Members shall cause Sun Network to be given free access at reasonable times and during normal business hours, to the offices, plants, records, files, minute books, books of account and copies of tax returns of Aventura for the purpose of conducting an investigation of the financial condition, legal status, liabilities, contracts, sales, administration, business operations, property and title thereto, litigation, patents, trademarks, copyrights and all other matters relating to the business, properties and assets of Aventura, through Sun Network's employees, independent accountants or other outside consultants. Sun Network shall cause Aventura's personnel to reasonably assist Sun Network in making such investigation. During such investigation, Sun Network shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable.
     Due Diligence Investigation by Aventura. During the period from the date of this Agreement to and including the Closing Date, Sun Network shall cause Aventura to be given free access at reasonable times and during normal business hours, to the offices, plants, records, files, minute books, books of account of Sun Network for the purpose of conducting an investigation of the financial condition, legal status, liabilities, contracts, sales, administration, business operations, property and title thereto, litigation, patents, trademarks, copyrights and all other matters relating to the business, properties and assets of Sun Network, through Aventura's employees, independent accountants or other outside consultants. Sun Network shall cause its personnel to reasonably assist Aventura in making such investigation. During such investigation, Aventura shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable.

ARTICLE  VIII
                     PERFORMANCE FOLLOWING THE CLOSING DATE

     Use of Proceeds. The Members agree and covenant to cause Newco to exclusively use the cash proceeds in Sun Network, following the Closing Date for the general, investment and administrative expenses of Newco. Reservation of Shares. The Members agree and covenant to cause Newco to reserve the initial sum of $17,000 following the Closing Date for issuance and payment to third parties for investor relations work to be performed on behalf of Newco, as may be directed by the Sun Network Representative.
     Transfer of Assets. In full consideration for the full forgiveness of any and all Shareholder Loans of Sun Network, Newco shall irrevocably assign, transfer and convey to the designee of Sun Network and the Shareholder, upon the Closing Date, all right, title and ownership to all the Sun Network Assets as more fully described in Schedule 5.0.
     Assumption of Financing Agreement. The Members agree that it shall fully assume and fully perform all terms and conditions of the Financing Agreement attached hereto as Schedule 6.0. In the event that, after the Closing Date, additional shares are required to be issued by Sun Network under the Financing Agreement, then the Members shall be entitled to receive, and may issue, in addition to the Sun Network Shares issued under paragraph 2.2 herein, an amount of shares equal to a multiple of 5 times the number of shares required to be issued under the Financing Agreement, beyond the initial shares.
     Board Membership. The Members agree and covenant to nominate, or cause to be nominated immediately following the Closing Date, a slate of three directors, including a minimum of one director that qualifies as independent as defined in
Section  10  of  the  Investment  Company  Act  of  1940.
     Name Change. The Members agree and covenant to cause the name and trading symbol of Sun Network to be changed immediately after the Closing Date.
     Restriction on Share Issuances. The Members agree and covenant that for a period of 12 months after the Closing Date, Newco will not issue shares of its common stock representing greater than 5% of its then outstanding common stock without the prior written authorization of the representative of Sun Network; provided, however, that this limitation shall not apply to stock issuances made by Newco in order to raise capital directly for the purchasing and maintaining of its inventory deposits.
     Restriction of Stock Splits. The Members agree and covenant that for a period of 6 months after the Closing Date, Newco will not "split" its common stock price in any manner without the approval and authorization the Sun Network Representative.
     Further Assurances. Each of the parties hereto agrees and covenants that, at any time after the Closing Date, upon the request of the other, they will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assuring and confirming to the other, its successors and assigns, absolute ownership to the respective shares to be sold hereunder.
     Cooperation. The parties agree and covenant to cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing Date, and each party agrees and covenants to maintain and make available to the other party upon request all corporate, tax and other records reasonably required or requested in connection with such matters.


ARTICLE  IX
                     CONDUCT OF BUSINESS PENDING THE CLOSING

     Between the date hereof and the Closing, and except as otherwise expressly consented to in writing in advance or approved in writing in advance by Sun
Network:
     Certain Changes. Except as permitted by this Agreement, without the prior written consent of Sun Network, the Members agree and covenant that Aventura shall not:
     Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any material obligation or liability (absolute or contingent);
     Pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or thereafter incurred in accordance with this Agreement;
     Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;
     Permit or allow any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any lien;
     Cancel any material debts or waive any claims or rights or sell, transfer, or otherwise dispose of any of its properties or assets;
     Grant any material increase in the compensation of officers or employees, institute or amend any sales compensation plan, severance plan or other arrangement for its officers or employees, or enter into any plan or agreement with respect thereto;
     Make any capital expenditures or commitments for additions to or replacement of property, plant, equipment or intangible capital assets;
     Pay, loan or advance any material amount to, or sell, transfer or lease any material properties or assets to, or enter into any agreement or arrange with, any of its employees, officers or directors or any affiliate thereof, except for directors fees and compensation to employees, officers or directors at rates not exceeding rates consistent with prior years;
     Issue, or grant any options with respect to the issuance of, any shares of its capital stock, or purchase shares of capital stock or make any equity investment in, or agree to purchase or make any equity investment in, any other entity, corporate or otherwise;
     Declare, set aside or pay any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of Aventura, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock of Aventura; or
     Agree, whether in writing or otherwise, to do any of the foregoing. Contracts. The Members agree and covenant that Aventura shall not to enter into any contract or commitment, or purchase any supplies or services or sell any assets, except normal contracts or commitments for the purchase of, and normal purchases of, supplies or services made in the usual and ordinary course of business, consistent with the past practice of Aventura, and not in violation of any other more restrictive provision of this Article IX. In addition, and not in limitation of the foregoing, the Members agree to not cause Aventura to take any actions to modify or amend any of the documents comprising Assets without the express prior written consent of Sun Network.
     Insurance: Property. The Members agree and covenant to cause Aventura to maintain adequate insurance against all ordinary and insurable risks with respect to all property, real, personal and mixed, owned or leased by them; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.
     Maintain Books. The Members agree and covenant to cause Aventura to maintain its books, accounts and records in accordance with generally accepted accounting principals applied on a basis consistent with prior years
     Consents and Waivers Without Any Condition. The Members agree and covenant that Aventura shall not enter into any agreement or understanding, not earlier approved in writing by Sun Network.

ARTICLE  X
                           TERMINATION AND ABANDONMENT

     Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time, but not later than on the Closing Date:
     By  mutual  written  agreement  of  Sun  Network  and  the  Members;
     By Sun Network or the Members if the Closing shall not have occurred on or prior to June 9, 2005;
     By Sun Network in its sole discretion from the date of this Agreement to and including the date 10 business days from the date of this Agreement, but no later than the Closing Date, if any schedule delivered by the Members annexed to or other representation made by them herein, contains a misstatement or omission that could reasonably be determined by Sun Network to have an effect that is mutually adverse to the business, clients, properties, results of operations or financial condition of Aventura.
     Procedure upon Termination. In the event of termination and abandonment pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other parties hereto and the transactions contemplated by this Agreement shall be terminated and/or abandoned without further action by Sun Network or the Members. If the transactions contemplated by this Agreement are terminated/or abandoned as provided herein, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same. No party hereto who shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing and who shall have not breached any representation, warranty, covenant or agreement of such party contained in this Agreement shall have any liability or further obligation to any other party to this Agreement.

ARTICLE  XI
                               GENERAL PROVISIONS

     Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, sent by telex or facsimile transmission or sent by certified, registered or express trail, postage prepaid. Any such notice shall be deemed given when so delivered personally or when sent by facsimile transmission or, if mailed by certified or registered mail, 10 days after the date of deposit in the United States mail, postage  prepaid,  if  addressed:
     In  the  case  of  Sun  Network:
Sun  Network  Group,  Inc.
5670  Wilshire  Blvd
Suite  1300
Los  Angeles,  CA.  90036
Attention:  T.  Joseph  Coleman
Facsimile:  928-223-4637

(b)     In  the  case  of  the  Members:

Craig  A.  Waltzer
Aventura  Networks,  LLC
2025  NE  198th  Terrace
Miami,  FL  33179
Facsimile:305-402-2832


         with  a  copy  to:

          M.J.  Ejenbaum,  PA
          12865  West  Dixie  Highway
North  Miami,  Florida  33161
Facsimile  305-891-2172


or to such other address or to such other person as Sun Network or the Members shall have last designated by written notice given as herein provided.
     Modification. This Agreement and the Exhibits and Schedules annexed hereto contain the entire agreement between the parties hereto and there are no agreements, warranties or representations that are not set forth herein. All prior negotiations, representations, warranties, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto and dated on or subsequent to the date hereof.
     Governing Law and Dispute Resolution. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within the State. The Members hereby irrevocably consent and submit to the jurisdiction of any Florida State or Federal court located in Miami Dade County over any action or proceeding arising out of any dispute between the Members and Sun Network and irrevocably agree, in this regard, not to commence any action or proceeding arising out of any dispute between Sun Network and/or the Members in any other jurisdiction. The Members further irrevocably consent to the service of process in any such action or proceeding by the mailing of a copy of such process to them at the address set forth above.
     Binding Effect; Assignment. This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that this Agreement and any and all rights hereunder may not be assigned by the Members without the prior written consent of Sun Network, which may be withheld for any reason.
     Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
     Transaction Expenses. Notwithstanding anything else in this Agreement to the contrary, the parties hereto shall each be responsible for the payment of any and all of its, his or her own expenses, including without limitation, the fees and expenses of counsel and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part, except for accounting and audit expenses which shall be borne by Aventura post Closing.
     Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.
     No Agency. This Agreement shall not constitute any party the legal representative or agent of the other, nor shall any party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.
     Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understanding among or between any of the parties relating to the subject matter hereof.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and date first above written.


SUN  NETWORK  GROUP,  INC.                       THE  MEMBERS:
                                                 /s/ Craig A. Waltzer
                                                 _______________________________
                                                 Craig  A.  Waltzer

By:                                              /s/T. Joseph Coleman
                                                 __________________________
                                                 T.  Joseph  Coleman
                                                 President
                                                 97.7778%  Membership  Interest

                         LIST OF SCHEDULES AND EXHIBITS

1.1  (b)          Receivables
1.1  (c)          Fixed  Assets
1.1  (d)          Contracts
1.1  (e)          Intellectual  Property
4.3          Liens  on  Membership  Interests
4.4(a)          Intellectual  Property  of  Aventura
4.5(b)          Title  Defects
4.7     Material  Agreements
4.9          Changes
4.10     Litigation
4.11     Taxes
4.12     Salaries
4.13     Non-Compete  and  Confidentiality
5.0     Sun  Network  Assets  List
6.0     Financing  Agreement
7.0     Sun  Network  Corporate  Resolution  and  Board  Resignations

                                   SCHEDULE I
                                 LIST OF MEMBERS

                          NAME     MEMBERSHIP INTEREST

    ____Aventura Holdings, Inc_____________________________     97.7778%____%